Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234506 and 333-234505 on Form S-8 of our report dated March 2, 2020, relating to the consolidated financial statements of Mayville Engineering Company, Inc. and subsidiaries (“Mayville Engineering Company”) appearing in this Annual Report on Form 10-K of Mayville Engineering Company for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 2, 2020